Exhibit 10.7

                                    AMENDMENT

     This amendment (this "Amendment") is made as of the 1st day of September, 1997 to the Employment Agreement, dated February 1, 1996, by and between Joel Freedman and IDM Environmental Corp., a New Jersey corporation (the "Employment Agreement"). All capitalized terms not defined herein shall be defined as in the Employment Agreement.

     Pursuant to and in accordance with Section 7.01 of Article VII of the Employment Agreement, the parties hereto agree to modify the Employment Agreement as follows:

     1. Section 2.01 of Article II of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

"Compensation.
--------------

          (a) Salary. From and after the effective date of this Agreement, the Employee shall receive a salary ("Salary") from the Company in an amount equal to $480,000.00 per year. The Employee's Salary shall be payable in no less than twelve (12) monthly payments.

          (b) Non-Discretionary Bonus. In addition to the Salary, Employee shall receive a non-discretionary bonus equal to two (2%) percent of the operating profits of the Company during each year (the "Non-Discretionary Bonus"). Within ten (10) business days following the filing of the Company's Annual Report on Form 10-K, including the certified financial statements of the Company, the Company shall pay to Employee the Non-Discretionary Bonus, if any. For purposes of computing the Non-Discretionary Bonus, "Operating Profits" shall consist of income from operations before deduction of income taxes, interest expenses, depreciation and amortization and any other non-cash charges, including any compensation charges relating to the issuance of stock or options."

     2. Section 2.02 of Article II of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

          "Expenses.  Expenses  incurred  by  Employee  on behalf of the Company
          ----------
          shall be paid as follows:

               (a) Entertainment Expenses. Employee shall receive a stipend of $45,000 per year payable in no less than twelve (12) monthly payments for entertainment expenses incurred by Employee in connection with the promotion of the Company.

               (b) Travel and Other Expenses. The Company shall reimburse Employee for all reasonable travel and other expenses related to his employment by of the Company. Employee shall provide a written accounting and explanation of all expenses for which reimbursement is sought on a monthly basis and the Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting."

     3. The heading of Section 2.03 of Article II of the Employment Agreement is hereby amended to read "Other Bonuses."

     4. This Amendment and the provisions set forth herein are effective immediately and are merged into and a part of the Employment Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and
date     herein     first     set     forth.

                                        IDM ENVIRONMENTAL CORP.


                                        By:/s/  Frank A. Falco
                                           ----------------------------
                                             Frank A. Falco Chairman
                                             and Chief Operating Officer

                                        EMPLOYEE:
                                           /s/  Joel A. Freedman
                                          -----------------------------
                                             Joel A. Freedman
amendemp.agr
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